UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019

Datadog, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39051	27-2825503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 8th Avenue, 45th Floor New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

(866) 329-4466

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	DDOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Notice of Early Lock-Up Release Dates

In connection with the initial public offering of Class A common stock (the “IPO”) of Datadog, Inc. (the “Company”), each of the Company’s directors, executive officers and holders of substantially all of the Company’s outstanding equity securities as of the IPO entered into lock-up agreements with the underwriters for the IPO that restrict their ability to sell or transfer the Company’s shares through March 16, 2020, subject to certain exceptions.

The lock-up agreements provide that, if at any time beginning 90 days after September 18, 2019 (the “Early Expiration Threshold Date”), (1) the Company has filed at least one quarterly report on Form 10-Q or annual report on Form 10-K and (2) the last reported closing price of the Company’s Class A common stock is at least 33% greater than the IPO public offering price for 10 out of any 15 consecutive trading days, including on the 15th consecutive trading day, ending on or after the 90th day after September 18, 2019 (the “Price Condition”), 20% of the shares subject to the lock-up agreements will be released from the lock-up and eligible for sale in the public market, provided that two business days’ notice of such release is reported on a Current Report on Form 8-K (the “Notice Condition”). The 90th day after September 18, 2019 is December 17, 2019, which day will be during a Company trading black-out period. The lock-up agreements provide that in such event, the earliest Early Expiration Threshold Date would instead be the sixth trading day immediately preceding the commencement of such trading black-out period, which day is December 6, 2019.

On December 6, 2019, the Price Condition was satisfied, and as a result, 20% of the shares subject to the lock-up agreements will become eligible for sale in the public market at the open of trading on December 10, 2019 (subject to trading limitations on shares held by affiliates of the Company, continued vesting of any unvested equity awards as of such date, and the Company’s insider trading policies). This Form 8-K is intended to satisfy the Notice Condition.

The lock-up restrictions with respect to all remaining shares are scheduled to expire at the end of the day on March 16, 2020; however, because the Company expects to be in its standard trading black-out period on that date, all remaining shares are expected to be released from the lock-up and eligible for immediate sale in the public market at the open of trading on March 9, 2020 (subject to trading limitations on shares held by affiliates of the Company, continued vesting of any unvested equity awards as of such date, and the Company’s insider trading policies).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datadog, Inc.

Dated: December 6, 2019

	By:	/s/ David Obstler
David Obstler
Chief Financial Officer